AURA SYSTEMS, INC.


                         OFFEREE SUBSCRIPTION DOCUMENTS

SUBSCRIPTION INSTRUCTIONS


A.   Offeree Questionnaire

     Complete and sign the Offeree Questionnaire. The purpose of this Questionnaire is to provide information as to the suitability of the subscriber for Common Stock of Aura Systems, Inc. The information provided is confidential.

B.   Subscription Agreement

     Complete and sign the Subscription Agreement. The Subscription Agreement should be read in its entirety. It contains various statements and representations of subscribers.

C.   Payment

     Enclose a check for the number of shares you wish to purchase (minimum subscription of $1,000,000). The check should be made payable to "Aura Systems, Inc.".


All information must be typed or printed in ink. Any corrections must be initialed.

If the subscriber is a corporation, trust, partnership, two or more individuals purchasing jointly, or other entity, please note the specific instructions on page 3, as well as on the Certificate to be signed (page 5).

             SPECIAL SUBSCRIPTION INSTRUCTIONS FOR CORPORATE, TRUST,
                       PARTNERSHIP, AND JOINT PURCHASERS

     If the proposed purchaser is a joint owner or a corporation, partnership, trust or other entity, the following additional instructions must be followed. Information additional to that requested below may also be required in some cases.

I.   ORGANIZATIONAL DOCUMENTS REQUIRED

     If the proposed purchaser is a corporation, trust or partnership, please provide a copy of the applicable document(s) listed below:

     (a) the corporation's articles of incorporation, bylaws and authorizing resolution

     (b)  the partnership agreement

     (c)  the trust agreement.


II.  OFFEREE QUESTIONNAIRES

     A.   CORPORATIONS

          If the proposed purchaser is a corporation, except as otherwise provided below, only the authorized officer(s) of the corporation who will be responsible for making the decision to purchase Units must date, sign and complete the Offeree Questionnaire. Each such officer should print the name of the corporation above his signature, and print his name and office held below his signature.

     B.   PARTNERSHIPS

          If the proposed purchaser is a partnership, except as otherwise provided below, only the partner(s) responsible for making such decision to purchase Units must complete an Offeree Questionnaire. Each such partner should print the name of the partnership above his signature, and print his name and the word "partner" below his signature.

     C.   TRUSTS

          If the proposed purchaser is an irrevocable trust, except as otherwise provided below, only the trustee(s) who will be responsible for making the decision to purchase the Units must complete an Offeree Questionnaire. Each such trustee should print the name of the trust above his signature, and print his name and the word "trustee" below his signature. If the proposed purchaser is a revocable trust, in lieu of the foregoing requirements, each grantor must complete an Offeree Questionnaire.

III. SPECIAL RULES WITH RESPECT TO ALL ENTITIES.


     In lieu of the foregoing requirements, each beneficial owner of equity securities or equity interests in an entity must complete an Offeree Questionnaire if the entity was organized for the specific purpose of making this investment. The same requirement must be complied with if the proposed purchaser is a partnership in which any partner may elect not to participate in an investment made by the partnership.


IV.  JOINT OWNERSHIP.

     Except where specifically indicated with respect to married couples, joint purchasers must individually meet the suitability requirements, and in all cases must each date, sign and complete an Offeree Questionnaire. Joint purchasers must also state if they are purchasing Units as joint tenants with the right of survivorship, tenants in common, or community property, and must each execute the Subscription Agreement.

                      CERTIFICATE FOR PURCHASERS WHICH ARE
              CORPORATIONS, TRUSTS, PARTNERSHIPS, OR OTHER ENTITIES

             (All information must be typed or printed in ink. Any corrections must be initialed.)

         If the proposed purchaser is a corporation, partnership, trust or other entity, then an authorized agent, officer, partner or trustee must date and execute the following Certificate and fill in the proposed purchaser's name where indicated below:


                             * * * CERTIFICATE * * *

I hereby certify that:

a. The proposed purchaser has been duly formed and is validly existing under the laws of the state of its formation, with full power and authority to invest in Aura Systems, Inc.

b. The proposed purchaser's Subscription Agreement, which is enclosed, has been duly and validly authorized and executed by the proposed purchaser according to the foregoing instructions and, upon its delivery to Aura Systems, Inc. will constitute the valid, binding and enforceable agreement of the proposed purchaser.



                            --------------------------------------------
                                                Date


                            --------------------------------------------
                              Signature of Authorized Agent, Officer,
                                         Partner or Trustee


                           ---------------------------------------------
                                               Title


                           ---------------------------------------------
                                     Name of Proposed Purchaser

                              OFFEREE QUESTIONNAIRE
                                 (CONFIDENTIAL)


         You are requested to answer the following questions in connection with the proposed offer and sale to a limited number of qualified investors of Common Shares of Aura Systems, Inc. (the "Company"). The Shares will be offered without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemptions from registration provided by Section 4(2) of the Act and Rule 506 promulgated pursuant thereto. Similarly, the Shares will be offered without registration or qualification under the securities laws of various states in reliance upon similar applicable non-public offering exemptions. The availability of these exemptions depends, in part, on a determination that each person to whom an offer is made is a qualified investor. Accordingly, this questionnaire is not to be construed as an offer to sell or a solicitation of an offer to buy securities, but is merely intended as a request to obtain needed information which will be relied upon by the Company to establish the availability of the exemptions.

         The information supplied will be kept confidential and will be disclosed only to such parties as the Company may deem advisable if called upon to establish the availability under Federal or State securities laws of an exemption from registration or qualification for this private placement.

         For the foregoing purposes, you are required to represent and warrant, and by executing and delivering this questionnaire will be deemed to have represented and warranted, that the information stated herein is true, accurate and complete to the best of your knowledge and belief and by executing and delivering this questionnaire you agree to notify and supply corrective information promptly if, prior to the consummation of your purchase, any such information becomes inaccurate or incomplete. Your execution of this questionnaire does not constitute any indication of your intention to subscribe for this investment.

1.   Is the proposed purchaser a revocable trust?

                  Yes  _______              No  _______

     If the answer is Yes, each grantor must complete a separate offeree questionnaire.

2. Is the proposed purchaser a partnership in which any partner may elect not to invest in the Units?

                  Yes  _______              No  _______

     If the answer is Yes, then each partner who does not so elect must complete a separate offeree questionnaire.

3. Is the proposed purchaser a corporation, partnership, trust or other entity organized for the specific purpose of acquiring the Units?

                  Yes  _______              No  _______

     If the answer is Yes, each beneficial owner of equity securities or equity interests in the entity must complete a separate offeree questionnaire.

4.   Will the proposed purchaser of the Units be a joint owner with another?

                  Yes  _______              No  _______

     If  the  answer  is  Yes,   each  joint  owner  must  complete  a  separate
     questionnaire.

5.   Name of Proposed Purchaser:

6.   Your full name and date of birth:


          Residence Address (street number, city, state and zip):



          Residence and Business Telephone Numbers:



          Business Address (street number, city, state and zip):



          Employer Name & Position or Title:



7.   Please indicate whether you are acting solely for your own account:

                  Yes  _______              No  _______

a. If the answer to Item 7 is No because you are not acting solely for your own account (for example, if you are acting as trustee for an irrevocable trust; or as agent for a corporation, bank, broker or dealer, insurance company, investment company, business development company, small business investment company, private business development company or charitable organization; or as a partner on behalf of a partnership; or as a plan fiduciary for an employee benefit plan;) please complete the following:

          (i.) Capacity in which you are acting (as trustee, agent, partner or otherwise):


          (ii) Name and type of entity you represent:


          (iii)List principal office address and telephone number of the entity you represent:


          (iv) Describe evidence of authority and attach a copy of such evidence of authority:


          (v)  What are the total assets of the entity you represent?

                  $
                  $

b. If the answer to Item 7 is Yes because you are acting solely for your own account, or if the proposed purchaser is a self-directed employee benefit plan, or if you are required to complete an offeree questionnaire because the answer to Item 1, 2, 3 or 4 is Yes, set forth in the space provided below:

          (i.) Whether your actual or anticipated income from all sources (exclude your spouse's actual or anticipated income from all sources if you are married) exceeded $200,000 for the years indicated:

             1999 (Actual)               Yes _______       No _______
             2000 (Actual)               Yes _______       No _______
             2001 (Anticipated)          Yes _______       No _______

          (ii.) Whether your and your spouse's combined actual or anticipated income from all sources exceeded $300,000 for the years indicated:

              1999 (Actual)               Yes _______       No _______
              2000 (Actual)               Yes _______       No _______
              2001 (Anticipated)          Yes _______       No _______

          (iii) Is your net worth (for married persons, joint net worth) greater than $1 million?

                  Yes  _______              No  _______

          For purposes of this question, net worth is defined as the excess of total assets at fair market value, including home, home furnishings and personal automobiles, over total liabilities.

8. Describe your educational background, including dates of attendance and degrees obtained:



9. Describe briefly the principal positions you have held during the past ten years. Specific employers need not be identified. What is sought is a sufficient description to enable the Company to determine the extent of your vocationally related experience in financial and business matters:

10.  Describe your Investment Experience:

     a.   Generally:



     b.   In stocks and bonds:

                    (Include  description  of  investment,  person in whose name title is held, cost and year purchased.)


11. Please indicate in the space provided below any additional information that you think may be helpful in enabling the Company to determine that your knowledge and experience in financial and business matters is sufficient to enable you to evaluate the merits and risks of this investment and to protect your interests or the interests of the entity you represent in connection with this transaction.



12. Does the proposed purchaser have any debts or obligations, or are there any other reasonably foreseeable circumstances, that are likely in the future to require the proposed purchaser to dispose of any Units that may be purchased?

                  Yes  _______              No  _______

          If Yes, please describe briefly:


13. Will the proposed purchaser be investing solely for his or its own account, for investment and without a view to distribution?

                  Yes  _______              No  _______


14. Does the proposed purchaser alone, or with the purchaser representative designated below, have the capacity to protect his or its own interests in connection with this investment?

                  Yes  _______              No  _______


15. Is the proposed purchaser alone, or with the purchaser representative designated below, capable of evaluating the risks and merits of the proposed investment?

                  Yes  _______              No  _______


16. Can the proposed purchaser bear the economic risk of investing in the Units?

                  Yes  _______              No  _______


17. Does the proposed purchaser have a personal or business relationship with the Company?

                  Yes  _______              No  _______

          If Yes, please describe the nature and duration of the relationship:


18. If applicable, the name of the purchaser representative(s) of the proposed purchaser in connection with this investment is:


19. The relationship of the purchaser representative to the proposed purchaser is as follows:

20. If the investment will be in the name of a partnership, trust, corporation or other entity, answer the following:

               Type of Entity: _______________________________________________

               Date of Formation: ____________________________________________

               Number of Shareholders, Beneficiaries or Partners: ____________

     If a revocable trust, state names of any other grantors and their relationship to you:




                       --------------------------------------------
                                           Date

                       --------------------------------------------
                        Name of Partnership, Corporation or Trust


                       --------------------------------------------
                                   Signature of Offeree


                      ---------------------------------------------
                                Print Full Name of Offeree


                      ---------------------------------------------
                               Position or Title of Offeree

THE COMMON STOCK WHICH IS BEING SUBSCRIBED FOR HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), IN RELIANCE UPON CERTAIN EXEMPTIONS FROM REGISTRATION PROVIDED IN THE ACT AND THE RULES AND REGULATIONS THERETO, NOR HAVE SUCH SECURITIES BEEN REGISTERED OR QUALIFIED UNDER ANY STATE'S SECURITIES LAWS. ACCORDINGLY, IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF SUCH SECURITIES UNLESS (1) SUCH SECURITIES ARE SUBSEQUENTLY REGISTERED OR QUALIFIED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR EXEMPTIONS THEREFROM ARE AVAILABLE, AND (2) THE PROPOSED SALE OR TRANSFER WILL NOT CONSTITUTE A VIOLATION OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

     This Subscription Agreement by the undersigned ("Subscriber") is for Common Shares of Aura Systems, Inc. ("Aura" or the "Company"), a Delaware Corporation.


1. Subscription. Subject to the terms and conditions hereof, the Subscriber hereby applies to purchase the number of Shares of Aura indicated below at $0.55 per share, with a minimum subscription of one million dollars ($1,000,000) unless said minimum is waived by the Company.


2. Acceptance of Subscription. Aura reserves the unrestricted right to reject this subscription in whole or in part and nothing stated herein shall be construed as a promise to issue any securities subscribed for herein. Subscriptions need not be accepted in the order received and shares may be allocated in the event of over subscription. If this subscription is not accepted by the Company within five (5) business days of receipt of the full subscription price, all subscription proceeds will be returned by the Company.

3. Warranties of the Subscriber. The Subscriber represents and warrants as follows (for persons subscribing jointly, the representations and warranties set forth below are true as to all such persons. For revocable trusts, the representations and warranties set forth below are also true as to each grantor of the trust. For corporations, partnerships, trusts and other entities formed specifically to invest in Aura (including any entity in which any one of the beneficial owners may elect not to participate in the investment) the representations and warranties set forth below are also true as to every person having a beneficial interest in such corporation, partnership, trust or other entity).


4. The Subscriber is acquiring the Common Stock, ("Securities") for his own account (or if the Subscriber is a trustee, an agent subscribing for a corporation or other entity, or a partner subscribing for a partnership, for the account of the entity which is represented) for investment and not with a view to resale or distribution. He has not offered or sold any portion of his Securities and has no present intention of dividing his Securities with others or of reselling or otherwise disposing of any portion thereof either currently or after the passage of a fixed or determinable period of time or upon the occurrence of nonoccurrence of any predetermined event or circumstance.

5. The Subscriber is aware that the Securities are speculative and that he may lose his entire investment and he can afford to bear the risks of an investment in Aura, including the risk of losing his entire investment.

6.   The Subscriber or his purchaser representative both:

     (a.) Have been provided an  opportunity  to obtain  information  concerning
          Aura and any other relevant matters as Subscriber has requested; and

     (b.) Have been given the opportunity to ask questions of and receive answers from Aura concerning the terms and conditions of the offering of the Units.

7. All the information which has heretofore been furnished to Aura pursuant to the Offeree Questionnaire(s) or which is set forth herein with respect to the Subscriber's financial position and business experience is correct and complete as of the date hereof and if there is any change in such information prior to his purchase of the Units, he will immediately furnish such revised or corrected information to Aura.

8.   The  Subscriber  is  aware  that  he must  bear  the  economic  risk of his investment in Aura for an indefinite period of time because: (1) the Securities have not been registered under the Securities Act of 1933, as amended (the "Act"), or qualified under the California Corporate Securities Law of 1968 or any other state securities laws, and therefore cannot be sold, assigned or otherwise disposed of unless appropriate exemptions from such registration or qualification requirements are available; (2) Aura will place a legend on the certificates evidencing the Securities (unless and until, with respect to the Common Stock, a Registration Statement covering the Registrable Securities is in effect) stating that the Securities have not been registered under the Act or any state securities laws and setting forth the limitations on resale contained above and Aura will also require that its registrar and transfer agent make a notation of such restrictions in its appropriate records; and (3) the Share cannot be readily sold, as there is not a public market for such Securities. He further understands and agrees that Aura will not honor any attempt by him to sell, transfer of otherwise dispose of the Securities in the absence of either an effective Registration Statement and qualification under applicable Blue Sky laws or exemptions therefrom.


9. The Subscriber acknowledges that a legend will be placed on any certificates or instruments evidencing the Securities substantially as set forth on the first page of this Subscription Agreement for as long as necessary to comply with the Act and applicable state securities laws.

10. The Subscriber is an "accredited investor" as such term is defined in Regulation D under the Act. The Subscriber is over the age of twenty-one years (if an individual), and is knowledgeable and experienced with respect to investment matters such as a proposed purchase of Securities. He has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of this investment and has the capacity to protect his own interests in connection with this investment.


11. The Subscriber agrees to indemnify and hold harmless Aura and its directors, officers, affiliates and agents from and against any and all losses, damages and liabilities (including, but not limited to, court costs and reasonable attorneys' fees) arising or resulting from, or attributable to, any breach of the representations and warranties set forth in this Paragraph 3 or the fact that any of the representations, acknowledgements or understandings set forth in this Paragraph 3 are untrue or without adequate factual basis to be considered true and not misleading.

12. The Securities offered hereby were not offered to the Subscriber by way of general solicitation or general advertising.

13. The Subscriber has adequate means of providing for his current needs and possible personal contingencies, and he has no need now, and anticipates no need in the foreseeable future, to sell this investment, and consequently, without limiting the generality of the foregoing, he is able to hold his securities for an indefinite period of time and has a sufficient net worth to sustain a loss of his entire investment in Aura in the event such loss should occur.

14. The Subscriber has decided to subscribe to purchase the securities on the basis of his own independent investigation and has relied on no oral statements, representations or warranties as to the quality of the investment other than from his purchaser representative.

15. Applicable Law. This Subscription Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.


16. Warranties of the Company. The Company represents and warrants that the information contained in the Offering Memorandum and in the Company's SEC filings referred to therein, was true and correct as of the date of the relevant document, and no such document contained any untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company further represents and warrants that the sale of the Shares is duly authorized and approved by all necessary corporate action on the part of the Company and the Shares, when issued, will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.

17. Use of Proceeds. The Company will use the proceeds from the sale of the Shares solely for business purposes, which shall include general working capital needs and the service of existing debt.

18. Registration. At the Company's sole expense, as soon as practicable and in any event within 90 days of date hereof, the Company will cause to be filed a registration statement with the Securities and Exchange Commission or will amend a currently filed but not yet effective registration statement, and thereafter use best efforts to register the Shares for resale, taking such action as the Subscriber may reasonably request to facilitate Subscriber's resale, including through public distribution, of the Shares.

19. Survival. All representations, warranties and covenants contained in this Subscription Agreement shall survive the acceptance of the subscription and the issuance of the Securities. 19.

20. Numberof Shares. Subject to acceptance by Aura, the undersigned hereby irrevocably subscribes for Shares in accordance with the terms and conditions of this Subscription Agreement, as follows:

      _____ Shares at $0.55 per Share for an aggregate subscription price of  $____________



              One Hundred Percent (100%) of the subscription price
                   must accompany this Subscription Agreement.


21. Items to be Delivered by Subscriber. The following items must be delivered herewith:

     A.   Completed and executed Subscription Agreement.

     B.   Completed and executed Offeree Questionnaire(s).

     C. Check or wire transfer in the amount of 100% of the total subscription price as follows:

          (i.) Checks are to be made payable for Aura Systems, Inc. and mailed to the following address:


                                       Aura Systems, Inc.
                                       2335 Alaska Ave.
                                       El Segundo, Ca. 90245



          (ii.)Wire transfers to be sent to:


                                       Aura Systems, Inc.
                                       Pacific Century Bank
                                       3300 North Sepulveda Blvd.
                                       Manhattan Beach, Ca. 90266


                                       ABA # 122228812
                                       A/C# 1014002107

                   SECURITIES ARE TO BE REGISTERED AS FOLLOWS:
                                   (check one)


-------------------------------------------------------------------------------

       Complete and sign page 18 (Signature Page for Individual Investors

         [    ]   INDIVIDUAL OWNERSHIP
                  (One signature required)

         [    ]   TENANTS IN COMMON
                  (All tenants must sign)

         [    ]   JOINT TENANTS WITH RIGHT OF SURVIVORSHIP
                  (All tenants must sign)

         [    ]   COMMUNITY PROPERTY
                  (Both spouses must sign)

-------------------------------------------------------------------------------

          Complete and sign page 19 (Signature Page for Partnerships,
                        Corporations and Other Entities)

         [    ]   PARTNERSHIP
                        (Authorized Partner(s) must sign)

         [    ]   CORPORATION OR OTHER ENTITY
                  (Authorized officer(s) or agent(s) must sign)

-------------------------------------------------------------------------------

Complete and sign page 20 (Signature Page for Trust Investors)

                  [    ]   TRUST
                           (Authorized Trustee(s) must sign)

------------------------------------------------------------------------------

                               AURA SYSTEMS, INC.
                                 SIGNATURE PAGE
                            FOR INDIVIDUAL INVESTORS

                  INVESTOR #1

---------------------------------------
Signature

---------------------------------------
Social Security Number

---------------------------------------
Print or Type Name

---------------------------------------
Residence Address 1

---------------------------------------
Residence Address 2

---------------------------------------
City, State & Zip

   If applicable, please check:
      [    ]        Joint Tenants with Right of Survivorship
      [    ] Tenants in Common
      [    ] Community Property

---------------------------------------
Executed at

---------------------------------------
City & State


This __________ day of _______________, 2001



         INVESTOR #2 (if applicable)

---------------------------------------
Signature

---------------------------------------
Social Security Number

---------------------------------------
Print or Type Name

---------------------------------------
Residence Address 1

---------------------------------------
Residence Address 2

---------------------------------------
City, State & Zip

    If applicable, please check:
      [    ]        Joint Tenants with Right of Survivorship
      [    ]        Tenants in Common
      [    ]        Community Property

---------------------------------------
Executed at

---------------------------------------
City & State


This _________ day of _______________, 2001




The foregoing subscription for _______ Shares
Is accepted this _______ day of __________, 2001

AURA SYSTEMS, INC.

By ______________________________________

Name:___________________________________

Title:____________________________________

                               AURA SYSTEMS, INC.
         SIGNATURE PAGE FOR PARTNERSHIPS, CORPORATIONS & OTHER ENTITIES


-----------------------------------------------------------
Name of Partnership, Corporation, or Other Entity

-----------------------------------------------------------
Name of general partner, authorized officer or authorized agent

-----------------------------------------------------------
Signature

-----------------------------------------------------------
Name of additional general partner, authorized officer or authorized agent (if required by Partnership Agreement)

-----------------------------------------------------------
Signature


Taxpayer Identification #: _______________________________________________

Principal Office Address:  _______________________________________________



Mailing Address:           _______________________________________________
     (if different)                 __________________________________________

                           ATTN: _______________________________________________

Executed at

-------------------------------------------------
City & State

This _________________ day of __________________, 2001



The foregoing subscription for _______ Shares
Is accepted this _______ day of __________, 2001

AURA SYSTEMS, INC.

By ______________________________________

Name:___________________________________

Title:____________________________________

                               AURA SYSTEMS, INC.
                       SIGNATURE PAGE FOR TRUST INVESTORS



-----------------------------------------------------
Name of Trust

-----------------------------------------------------
Name of Trustee


-----------------------------
Signature




Date Trust was formed:              ___________________________________________


Taxpayer Identification #: _______________________________________________

Trustee's Address:                  _______________________________________




                           ATTN: _______________________________________________



Executed at

-------------------------------------------------
City & State

This _______________ day of ________________, 2001




The foregoing subscription for _______ Shares
Is accepted this _______ day of __________, 2001

AURA SYSTEMS, INC.

By:      ___________________________________

Name:

Title:____________________________________